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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2002

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (IRS Employer Identification Number)

1375 Peachtree Street, NW
Atlanta, Georgia 30309
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 404-815-0770

Item 5. Other Events and Regulation FD Disclosure.

        In connection with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, the Board of Directors of EarthLink, Inc. ("EarthLink") approved the establishment of a sales plan by Sky D. Dayton, Chairman of the Board of Directors of EarthLink, to sell up to a maximum of 100,000 shares (the "Shares") of EarthLink's common stock, par value $.01 per share (the "Common Stock"), between December 19, 2002 and December 18, 2003. Under Mr. Dayton's sales plan, certain specified amounts of Shares may be sold on a weekly basis subject to the trading price of EarthLink's Common Stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC. (Registrant)
By:	/s/ CHARLES G. BETTY Name: Charles G. Betty Title: President, Chief Executive Officer

Date: December 2, 2002

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES